Exhibit (10) AA2.

June 25, 2001

Daniel T. Meek
(address intentionally omitted)

Re:     Compensation Adjustment

Dear Dan:

I pleased to inform you of several changes to your Kodak compensation. In brief, these changes include an increase to your base salary and the grant of an award of restricted stock. This letter outlines the terms and conditions of these changes.

Once signed by both parties, this letter will constitute an agreement between Eastman Kodak Company (“Kodak”) and you.

1.     Base Salary

Effective June 18, 2001, your new base salary will be at the rate of $320,000 per year.

2.     Restricted Stock Award

You will receive an award of 5,000 shares of restricted Kodak Common Stock. These restricted shares will be issued to you under the terms of the 2000 Omnibus Long-Term Compensation Plan. The restrictions on one-half of the shares will lapse on the second anniversary of the date the shares are granted; the restrictions on the balance will lapse on the fourth anniversary of this date. If your employment terminates for any reason, other than a “Permitted Reason” as determined by the CEO in the exercise of his sole discretion, during the one-year period following the date of the grant, you will immediately forfeit the shares. Thereafter, so long as the shares remain restricted, they will be subject to forfeiture in the event of your termination of employment for any reason other than for death or for “Disability” or an “Approved Reason,” as those terms are defined under the terms of the Omnibus Plan.

The specific terms, conditions and restrictions of your restricted stock grant will be contained in an award notice delivered to you shortly after your execution of this letter agreement.

3.     Miscellaneous

A.	Confidentiality. You agree to keep the content and existence of this letter confidential except that you may review it with your attorney, financial advisor or spouse/partner. Prior to any such disclosure, you agree to advise these individuals of the confidential nature of this letter agreement and the facts giving rise to it as well as their obligations to maintain the confidentiality of this letter agreement and the facts giving rise to it.

B.	Unenforceability. If any portion of this letter agreement is deemed to be void or unenforceable by a court of competent jurisdiction, the remaining portions will remain in full force and effect to the maximum extent allowed by law. The parties intend and desire that each portion of this letter agreement be given the maximum possible effect allowed by law.

C.	Headings. The heading of the several sections of this letter agreement have been prepared for convenience and reference only and will not control, affect the meaning, or be taken as the interpretation of any provision of this letter agreement.

D.	Applicable Law. This letter agreement, and its interpretation and application, will be governed and controlled by the laws of the State of New York, applicable as though to a contract made in New York by residents of New York and wholly to be performed in New York without giving effect to principles of conflicts of laws.

E.	Amendment. This letter agreement may not be changed, modified, or amended, except in a writing signed by both you and Kodak which expressly acknowledges that it is changing, modifying or amending this letter agreement.

F.	At Will. Please also keep in mind that, regardless of any provision contained in this letter agreement to the contrary, your employment at Kodak is “at will”. That is, you are free to terminate your employment at any time, for any reason, and Kodak is free to do the same.

Michael P. Morley, Chief Administrative Officer and Executive Vice President
EASTMAN KODAK COMPANY • 343 STATE STREET • ROCHESTER, NEW YORK 14650-0232
TEL (716) 724-4573 • FAX (716) 724-1655, E-Mail: morley@kodak.com

Mr. Daniel T. Meek
June 25, 2001

Your signature below means that:

1.	You have had ample opportunity to discuss the terms and conditions of this letter agreement with an attorney and/or financial advisor of your choice and as a result fully understand its terms and conditions; and

2.	You accept the terms and conditions set forth in this letter agreement; and

3.	This letter agreement supersedes and replaces any and all agreements or understandings whether written or oral that you may have with Kodak concerning the subject matter hereof; this letter agreement does not, however, supersede or replace your Eastman Kodak Company Employee’s Agreement or your July 31, 1998 letter agreement with Kodak.

If you find the foregoing acceptable, please sign your name on the signature line provided below. Once signed, please return this letter agreement directly to my attention.

Very truly yours,

Michael P. Morley

MPM:llh
Enclosure

I accept the terms and conditions of this letter agreement.

Signed:		Dated:
Daniel T. Meek